Exhibit 99.1

CONTACT:

Ian Halifax

Wind River

Chief Financial Officer

+1.510.749.2155

ian.halifax@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports First Quarter Fiscal Year 2008 Results

Financial Highlights for the First Quarter of Fiscal Year 2008:

•	Reported revenues increased 20% year-over-year to $78.0 million

•	Deferred revenues increased 24% year-over-year to $126.0 million

•	GAAP net loss per share of $0.05 and non-GAAP net income per share of $0.04

ALAMEDA, Calif., May 31, 2007— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), announced today that first quarter 2008 net revenues were $78.0 million, compared with $65.0 million reported in the first quarter of 2007, an increase of 20%. Net loss for the first quarter of fiscal 2008 was $4.6 million, compared with a net loss of $2.1 million in the first quarter a year ago. Net loss per diluted share for the quarter was $0.05, compared to $0.02 in the first quarter a year ago. Non-GAAP net income was $3.1 million, compared to $2.8 million recorded in last year’s first quarter. Non-GAAP net income per diluted share for the quarter was $0.04, compared with $0.03 in the first quarter of 2007, an increase of 33%.

Deferred revenues as of April 30, 2007 were $126.0 million, compared with $101.5 million as of April 30, 2006, an increase of 24%. Cash and cash equivalents, short-term investments and long-term investments totaled $201.0 million as of April 30, 2007.

“The momentum that we are building in the marketplace is clearly reflected in our 20% revenue growth, which is the best revenue growth that we have seen in ten quarters,” said Ken Klein, Wind River Chairman, President and CEO. “There are still key areas where we will continue to make investments, which I believe will continue to accelerate and drive growth.”

Financial Outlook

The following statements regarding Wind River’s outlook for the second quarter of 2008 and other statements in this press release are forward-looking and actual results may differ materially. Please consult the legal notice regarding forward-looking statements at the end of this press release and Wind River’s reports filed with the Securities and Exchange Commission for a more comprehensive description of risks that may impact actual results. Wind River plans to discuss its business outlook, based on current expectations, on its earnings conference call. Wind River does not plan to provide any further financial guidance beyond the information provided in this earnings release and earnings conference call.

“For the second quarter of fiscal 2008, we expect revenues to be between $77 million and $79 million, non-GAAP net income per diluted share between $0.03 and $0.04 and GAAP net loss per diluted share between $0.04 and $0.05,” stated Ian Halifax, Wind River CFO and Senior Vice President Finance and Administration.”

Use of Non-GAAP Financial Information

All references to net income (loss) per share are calculated on a fully-diluted basis. Wind River provides non-GAAP net income, net income per share and other non-GAAP numbers as an alternative for understanding the company’s operating results. Non-GAAP financial measures are not in accordance with, or a substitute for, GAAP and may be materially different from non-GAAP measures used by other companies. The non-GAAP net income per share forecast for the three-month period ending July 31, 2007 was computed by adjusting GAAP net loss per share to exclude stock-based compensation, amortization of purchased and other intangibles, costs incurred for derivative litigation, employer payroll taxes on stock option exercises, and the tax effects of these non-GAAP adjustments. Wind River provides a reconciliation of its GAAP and non-GAAP net income (loss) and net income (loss) per share for the three-month period ended April 30, 2007 and 2006 within this release. Wind River’s management refers to these non-GAAP measures in making operating decisions because management believes such measures provide meaningful information regarding Wind River’s operational performance. For example, the non-GAAP results are an indication of Wind River’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s business operational results. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Wind River’s historical operating results and comparisons to competitors’ operating results. Wind River includes these non-GAAP financial measures in its earnings announcement because management believes such measures allow for greater transparency to investors by supplementing the information used by management in financial and operational decision-making.

Conference Call

The company will host a conference call at 2:00 p.m. Pacific Time on May 31, 2007 to discuss these results. You may listen to the conference call by calling +1.800.399.5927 in the U.S. and +1.706.643.3427 internationally. You may also listen live via our webcast at http://ir.windriver.com/phoenix.zhtml?c=91814&p=irol-EventDetails&EventId=1434512.

A telephone replay of the conference call will be available after 5:00 p.m. Pacific Time on May 31, 2007 until 11:59 p.m. Pacific Time on June 8, 2007. You may listen to the replay of the conference call by calling +1.800.642.1687 in the U.S. and +1.706.645.9291 internationally and enter the conference i.d. 4211912. The audio webcast will be archived on the Investor Relations section of Wind River’s website located at http://ir.windriver.com/phoenix.zhtml?c=91814&p=irol-EventDetails&EventId=1434512.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). The company’s solutions enable customers to develop and run device software better, faster, at a lower cost and more reliably. Wind River’s Workbench, General Purpose Platform and Market-Specific Platforms reduce effort, cost and risk, and optimize quality and reliability at all phases of the device software development process from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at http://www.windriver.com.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenues and GAAP and non-GAAP net income (loss) per share for the three-month period ending July 31, 2007, as well as general statements about our business and its direction. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to, the success of Wind River’s implementation of its new and current products, business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the impact of other costs and risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

WIND RIVER SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2007	2006
Revenues, net:
Product	$28,196	$26,843
Subscription	28,825	21,660
Service	21,028	16,473

Total revenues, net	78,049	64,976
Cost of revenues (1):
Product	525	779
Subscription	4,488	4,002
Service	13,970	10,589
Amortization of purchased intangibles	585	133

Total cost of revenues	19,568	15,503

Gross profit	58,481	49,473
Operating expenses (1):
Selling and marketing	33,423	27,619
Product development and engineering	19,881	17,549
General and administrative (2)	10,347	8,113
Amortization of other intangibles	112	95

Total operating expenses	63,763	53,376

Loss from operations	(5,282)	(3,903)
Other income, net	1,941	1,251

Loss before income taxes	(3,341)	(2,652)
Provision for (benefit from) income taxes	1,210	(532)

Net loss	$(4,551)	$(2,120)

Net loss per share:
Basic and diluted	$(0.05)	$(0.02)

Shares used in per share calculation:
Basic and diluted	85,260	85,773
(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$15	$17
Subscription	359	345
Service	212	212

Total cost of revenues	586	574

Operating expenses:
Selling and marketing	1,420	1,444
Product development and engineering	1,183	1,101
General and administrative	2,148	2,249

Total operating expenses	4,751	4,794

Total stock-based compensation	$5,337	$5,368

(2)	Includes net restructuring reversals of $98 for the three months ended April 30, 2006

WIND RIVER SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30, 2007			Three Months Ended April 30, 2006
	Reported	Non-GAAP Items (1)	Non-GAAP	Reported	Non-GAAP Items (1)	Non-GAAP
Revenues, net:
Product	$28,196	$—	$28,196	$26,843	$—	$26,843
Subscription	28,825	—	28,825	21,660	—	21,660
Service	21,028	—	21,028	16,473	—	16,473

Total revenues, net	78,049	—	78,049	64,976	—	64,976

Cost of revenues:
Product	525	(16)	509	779	(17)	762
Subscription	4,488	(359)	4,129	4,002	(345)	3,657
Service	13,970	(220)	13,750	10,589	(226)	10,363
Amortization of purchased intangibles	585	(585)	—	133	(133)	—

Total cost of revenues	19,568	(1,180)	18,388	15,503	(721)	14,782

Gross profit	58,481	1,180	59,661	49,473	721	50,194
Operating expenses:
Selling and marketing	33,423	(1,428)	31,995	27,619	(1,470)	26,149
Product development and engineering	19,881	(1,206)	18,675	17,549	(1,138)	16,411
General and administrative (2)	10,347	(3,209)	7,138	8,113	(2,158)	5,955
Amortization of other intangibles	112	(112)	—	95	(95)	—

Total operating expenses	63,763	(5,955)	57,808	53,376	(4,861)	48,515

Income (loss) from operations	(5,282)	7,135	1,853	(3,903)	5,582	1,679
Other income, net	1,941	50	1,991	1,251	—	1,251

Income (loss) before income taxes	(3,341)	7,185	3,844	(2,652)	5,582	2,930
Provision for (benefit from) income taxes	1,210	(497)	713	(532)	708	176

Net income (loss)	$(4,551)	$7,682	$3,131	$(2,120)	$4,874	$2,754

Net income (loss) per share:
Basic and diluted	$(0.05)		$0.04	$(0.02)		$0.03

Shares used in per share calculation:
Basic	85,260		85,260	85,773		85,773
Diluted	85,260		86,739	85,773		89,351
(1) Non-GAAP adjustments consist of:

Stock-based compensation		$5,028			$5,092
Amortization of Interpeak restricted stock compensation		309			276
Amortization of purchased and other intangibles		697			228
Costs incurred for stock option review and related litigation		1,059			—
Restructuring reversals		—			(98)
Employer payroll taxes on stock option exercises		42			84
Net loss on sale of investments		50			—
Income tax related to non-GAAP adjustments		497			(708)

Total non-GAAP adjustments		$7,682			$4,874

(2)	Includes net restructuring reversals of $98 for the three months ended April 30, 2006

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2007	January 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$72,055	$71,316
Short-term investments	26,754	38,959
Accounts receivable, net	63,534	74,763
Prepaid and other current assets	17,925	17,239

Total current assets	180,268	202,277

Investments	102,165	92,704
Property and equipment, net	75,335	74,997
Goodwill	114,624	108,354
Other intangibles, net	7,481	3,721
Other assets	16,410	16,512

Total assets	$496,283	$498,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,685	$7,131
Accrued and other current liabilities	14,530	15,892
Accrued compensation	20,289	20,093
Income taxes payable	121	1,376
Deferred revenues	114,633	112,161

Total current liabilities	156,258	156,653
Long-term deferred revenues	11,364	14,868
Other long-term liabilities	5,761	2,910

Total liabilities	173,383	174,431

Stockholders’ equity:
Common stock	89	88
Additional paid-in-capital	834,260	825,570
Treasury stock, at cost	(52,769)	(46,233)
Accumulated other comprehensive income (loss)	636	(1,867)
Accumulated deficit	(459,316)	(453,424)

Total stockholders’ equity	322,900	324,134

Total liabilities and stockholders’ equity	$496,283	$498,565